Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated May 22, 2024 relating to the financial statements of Centurion Acquisition Corp., as of January 31, 2024 and for the period from January 18, 2024 (inception) through January 31, 2024, which is contained in that Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

May 22, 2024